Exhibit 99.1

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information is derived from the historical consolidated financial statements of Hess Corporation (“Hess” or the “Company”) and has been adjusted to reflect the sale of Hess Norge AS on December 22, 2017, which includes Hess’ interests in the Valhall and Hod Fields offshore Norway (“Norwegian Assets”). The cash purchase price was $2.0 billion, with an effective date of January 1, 2017, subject to closing adjustments.

The unaudited pro forma Consolidated Balance Sheet as of September 30, 2017 gives effect to the disposition of the Norwegian Assets as if it had occurred on September 30, 2017. The unaudited pro forma Statements of Consolidated Income for the nine months ended September 30, 2017 and the year ended December 31, 2016 both give effect to the disposition of the Norwegian Assets as if it had occurred on January 1, 2016.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. In Hess’ opinion, all adjustments that are necessary to present fairly the pro forma information have been made.

The unaudited pro forma consolidated statements do not purport to represent what Hess’ financial position or results of operations would have been had the disposition of the Norwegian Assets actually occurred on the dates indicated above, nor are they indicative of future financial position or results of operations. These unaudited pro forma consolidated financial statements should be read in conjunction with Hess’ historical consolidated financial statements and related notes for the periods presented.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2017

	Historical	Pro Forma Adjustments (Note 2)		Pro Forma
	(In millions, except per share amounts)

Assets
Current Assets:
Cash and cash equivalents	$2,526	$2,056	b	$4,582
Accounts receivable:
Trade	933	(3)	a	930
Other	110	(2)	a	108
Inventories	372	(23)	a	349
Other current assets	142	(51)	a	91
Total current assets	4,083	1,977		6,060
Property, plant and equipment:
Total — at cost	47,855	(6,722)	a	41,133
Less: Reserves for depreciation, depletion, amortization and lease impairment	27,576	(5,159)	a	22,417
Property, plant and equipment — net	20,279	(1,563)		18,716
Goodwill	360	—		360
Deferred income taxes	1,480	(1,464)	a	16
Other assets	398	—		398
Total Assets	$26,600	$(1,050)		$25,550
Liabilities
Current Liabilities:
Accounts payable	$421	$(5)	a	$416
Accrued liabilities	1,570	(268)	a	1,302
Taxes payable	101	—		101
Current maturities of long-term debt	122	—		122
Total current liabilities	2,214	(273)		1,941
Long-term debt	6,592	—		6,592
Deferred income taxes	584	—		584
Asset retirement obligations	1,846	(815)	a	1,031
Other liabilities and deferred credits	936	—		936
Total Liabilities	12,172	(1,088)		11,084
Equity
Hess Corporation stockholders’ equity:
Preferred stock, par value $1.00; Authorized — 20,000,000 shares
Series A 8% Cumulative Mandatory Convertible; $1,000 per share liquidation preference; Issued — 575,000 shares (2016: 575,000)	1	—		1
Common stock, par value $1.00; Authorized — 600,000,000 shares
Issued — 317,754,024 shares (2016: 316,523,200)	318	—		318
Capital in excess of par value	5,847	—		5,847
Retained earnings	8,438	(799)		7,639
Accumulated other comprehensive income (loss)	(1,472)	837	c	(635)
Total Hess Corporation stockholders’ equity	13,132	38		13,170
Noncontrolling interests	1,296	—		1,296
Total equity	14,428	38		14,466
Total Liabilities and Equity	$26,600	$(1,050)		$25,550

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

	Historical	Pro Forma Adjustments (Note 3)		Pro Forma
	(In millions, except per share amounts)

Revenues and non-operating income
Sales and other operating revenues	$3,863	$(311)	d	$3,552
Gains on asset sales, net	276	—		276
Other, net	30	(28)	d	2
Total revenues and non-operating income	4,169	(339)		3,830

Costs and expenses
Cost of products sold (excluding items shown separately below)	851	3	d	854
Operating costs and expenses	1,086	(146)	d	940
Production and severance taxes	88	—		88
Exploration expenses, including dry holes and lease impairment	151	—		151
General and administrative expenses	309	(6)	d	303
Interest expense	245	—		245
Depreciation, depletion and amortization	2,237	(287)	e	1,950
Impairment	2,503	(2,503)	f	—
Total costs and expenses	7,470	(2,939)		4,531

Income (loss) before income taxes	(3,301)	2,600		(701)
Provision (benefit) for income taxes	(1,995)	2,060	g	65
Net income (loss)	(1,306)	540		(766)
Less: Net income (loss) attributable to noncontrolling interests	91	—		91
Net income (loss) attributable to Hess Corporation	(1,397)	540		(857)
Less: Preferred stock dividends	34	—		34
Net income (loss) attributable to Hess Corporation common stockholders	$(1,431)	$540		$(891)

Net Income (Loss) Attributable to Hess Corporation Per Common Share:
Basic	$(4.55)			$(2.84)
Diluted	$(4.55)			$(2.84)
Weighted Average Number of Common Shares Outstanding (Diluted)	314.3			314.3

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED INCOME

FOR THE YEAR ENDED DECEMBER 31, 2016

	Historical	Pro Forma Adjustments (Note 3)		Pro Forma
	(In millions, except per share amounts)

Revenues and non-operating income
Sales and other operating revenues	$4,762	$(424)	d	$4,338
Gains on asset sales, net	23	—		23
Other, net	59	(7)		52
Total revenues and non-operating income	4,844	(431)		4,413

Costs and expenses
Cost of products sold (excluding items shown separately below)	1,063	(5)	d	1,058
Operating costs and expenses	1,880	(252)	d	1,628
Production and severance taxes	101	—		101
Exploration expenses, including dry holes and lease impairment	1,442	—		1,442
General and administrative expenses	415	(6)	d	409
Interest expense	338	—		338
Loss on debt extinguishment	148	—		148
Depreciation, depletion and amortization	3,244	(362)	e	2,882
Impairment	67	—		67
Total costs and expenses	8,698	(625)		8,073

Income (loss) before income taxes	(3,854)	194		(3,660)
Provision (benefit) for income taxes	2,222	186	g	2,408
Net income (loss)	(6,076)	8		(6,068)
Less: Net income (loss) attributable to noncontrolling interests	56	—		56
Net income (loss) attributable to Hess Corporation	(6,132)	8		(6,124)
Less: Preferred stock dividends	41	—		41
Net income (loss) attributable to Hess Corporation common stockholders	$(6,173)	$8		$(6,165)

Net Income (Loss) Attributable to Hess Corporation Per Common Share:
Basic	$(19.92)			$(19.89)
Diluted	$(19.92)			$(19.89)
Weighted Average Number of Common Shares Outstanding (Diluted)	309.9			309.9

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1. Basis of Presentation

On December 22, 2017, the Company completed the sale of Hess Norge AS, which includes Hess’ interests in its Norwegian assets. The cash purchase price was $2.0 billion, with an effective date of January 1, 2017, subject to closing adjustments.

The unaudited pro forma Consolidated Balance Sheet as of September 30, 2017 gives effect to the disposition of the Norwegian assets as if it had occurred on September 30, 2017. The unaudited pro forma Statement of Consolidated Income for the nine months ended September 30, 2017 and the year ended December 31, 2016 both give effect to the disposition of the Norwegian assets as if it had occurred on January 1, 2016.

The unaudited pro forma consolidated financial statements reflect adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable to fairly present the pro forma information. The unaudited pro forma consolidated statements do not purport to represent what Hess’ financial position or results of operations would have been had the disposition of the Norwegian assets actually occurred on the dates indicated above, nor are they indicative of future financial position or results of operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s consolidated historical financial statements and related notes for the periods presented.

2. Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The following adjustments were made to the accompanying unaudited pro forma Consolidated Balance Sheet as of September 30, 2017:

a)	Reflects the elimination of assets and liabilities of Hess Norge AS.
b)	Reflects the receipt of net sale proceeds from the sale of the Norwegian assets less existing cash in Norway as of September 30, 2017.
c)

Reflects a charge of $837 million in the Consolidated Statement of Income to remove the cumulative translation adjustment in respect of the Norwegian assets that had previously reduced Accumulated other comprehensive income (loss).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

3. Adjustments to the Unaudited Pro Forma Statement of Consolidated Income

The following adjustments were made to the accompanying unaudited pro forma Statement of Consolidated Income.

d)	Reflects the elimination of revenues and operating expenses of the Norwegian assets.
e)	Reflects the elimination of depletion, depreciation and amortization expense related to the Norwegian assets.
f)	Reflects the elimination of impairment expense recognized during the nine months ended September 30, 3017 related to the Norwegian assets.
g)	Reflects the income tax effects of the pro forma adjustments presented.